DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK General iStar Inc.'s ("we," "our" or, "us") charter provides that we may issue up to 200,000,000 shares of common stock, $0.001 par value, and 30,000,000 shares of preferred stock, $0.001 par value, of which 4,000,000 shares are initially classified as 8.00% Series D Cumulative Redeemable Preferred Stock, 3,200,000 shares are initially classified as 7.65% Series G Cumulative Redeemable Preferred Stock, and 5,000,000 shares are initially classified as 7.50% Series I Cumulative Redeemable Preferred Stock. As of February 21, 2020, we had 77,810,077 shares of common stock, 4,000,000 shares of Series D Preferred Stock, 3,200,000 shares of Series G Preferred Stock and 5,000,000 shares of Series I Preferred Stock outstanding. Under Maryland law, stockholders are not generally liable for our debts or obligations solely as a result of their status as stockholders. The following summary of the terms and provisions of our capital stock, our charter and bylaws and Maryland law does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of Maryland law and to our charter, the articles supplementary creating each series of preferred stock and our bylaws, each of which is filed or incorporated by reference as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2019, as the same maybe amended or supplemented from time to time. Common Stock Holders of common stock unclassified as to series will be entitled to receive distributions on common stock if, as and when our board of directors authorizes, and we declare, distributions. However, rights to distributions may be subordinated to the rights of holders of preferred stock, when preferred stock is issued and outstanding. In the event of our liquidation, dissolution or winding up, each outstanding share of common stock unclassified as to series will entitle its holder to a proportionate share of the assets that remain after we pay our liabilities and any preferential distributions owed to preferred stockholders. Holders of common stock unclassified as to series are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Series D preferred stock are entitled to 0.25 of a vote for each share on all matters submitted to a stockholder vote. They will vote with the common stock as a single class. Each of our directors is elected by our stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies. There is no cumulative voting in the election of directors. Holders of shares of common stock generally have no preference, conversion, sinking fund, redemption, appraisal or exchange rights or any preemptive rights to subscribe for any of our securities. All shares of common stock unclassified as to series have equal dividend, distribution, liquidation and other rights. Preferred Stock General. Our board of directors has adopted articles supplementary to our charter establishing the number and fixing the terms, designations, powers, preferences, rights, limitations and restrictions of three series of our preferred stock classified as 8.00% Series D Cumulative Redeemable Preferred Stock, 7.65% Series G Cumulative Redeemable Preferred Stock and 7.50% Series I Cumulative Redeemable Preferred Stock. Our board of directors has authorized up to 4,000,000 shares of Series D Preferred Stock, 3,200,000 shares of Series G Preferred Stock and 5,000,000 shares of Series I Preferred Stock. Ranking. Each of the Series D, G and I Preferred Stock will rank senior to our common stock and on a parity with each other with respect to the payment of dividends. - 1 -

Dividends. Holders of shares of the Series D, G and I Preferred Stock shall be entitled to receive, when and as authorized by our board of directors, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 8.00%, in the case of the Series D Preferred Stock, 7.65% in the case of the Series G Preferred Stock and 7.50% in the case of the Series I Preferred Stock, per annum of the $25.00 liquidation preference of each share. Such dividends are cumulative and are payable to investors quarterly in arrears on or before the 15th day of each March, June, September and December or, if not a business day, the next succeeding business day (each, a "Dividend Payment Date"). Any dividend payable for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in our stock records at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Dividend Payment Date falls or on such other date designated by our board of directors for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a "Dividend Record Date"). No dividends on shares of Series D, G and I Preferred Stock shall be declared by us or paid or set apart for payment by us at such time as the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law. Notwithstanding the foregoing, dividends on the Series D, G and I Preferred Stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued but unpaid dividends will accumulate as of the Dividend Payment Date on which they first become payable. Except as set forth in the next sentence, unless full cumulative dividends on the Series D, G and I Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of common stock or in shares of any series of preferred stock ranking junior to the Series D, G and I Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon any of our common stock or preferred stock ranking junior to or on a parity with the Series D, G and I Preferred Stock as to dividends or upon liquidation, nor shall any shares of our common stock or preferred stock ranking junior to or on a parity with the Series D, G and I Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by us (except by conversion into or exchange for our other capital stock ranking junior to the Series D, G and I Preferred Stock as to dividends and upon liquidation and except for transfers made pursuant to the provisions of our charter relating to restrictions on ownership and transfers of our capital stock). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series D, G and I Preferred Stock and the shares of any other series of preferred stock ranking on a parity as to dividends with the Series D, G and I Preferred Stock, all dividends declared upon the Series D, G and I Preferred Stock and any other series of preferred stock ranking on a parity as to dividends with the Series D, G and I Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series D, G and I Preferred Stock and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series D, G and I Preferred Stock and such other series of preferred stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series D, G and I Preferred Stock which may be in arrears. - 2 -

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of shares of each of Series D, G and I Preferred Stock are entitled to be paid out of our assets that are legally available for distribution to our stockholders a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment, before any distribution of assets is made to holders of our common stock or any series of our preferred stock that ranks junior to the Series D, G and I Preferred Stock as to liquidation rights. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series D, G and I Preferred Stock and the corresponding amounts payable on all shares of other classes or series of our capital stock ranking on a parity with the Series D, G and I Preferred Stock in the distribution of assets, then the holders of the Series D, G and I Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series D, G and I Preferred Stock will have no right or claim to any of our remaining assets. The consolidation or merger of us with or into any other corporation, trust or entity or of any other corporation with or into us, or the sale, lease or conveyance of all or substantially all of our assets or business, shall not be deemed to constitute a liquidation, dissolution or winding up of us. Redemption. We may redeem, at our option upon not less than 30 nor more than 60 days' written notice, shares of the Series D, G and I Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon to and including the date fixed for redemption (except as provided below), without interest. The redemption price of the Series D Preferred Stock will be payable solely out of the sale proceeds of other capital stock of the company. Unless full cumulative dividends on all shares of Series D, G and I Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of any one or more of such series shall be redeemed unless all outstanding shares of the applicable series are simultaneously redeemed and we shall not purchase or otherwise acquire directly or indirectly any shares of such series (except by exchange for our capital stock ranking junior to the shares of such series as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by us of shares transferred to a charitable trust in accordance with our charter to ensure we remain qualified as a REIT for federal income tax purposes, or the purchase or acquisition of shares of such series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of such series. None of the Series D, G and I Preferred Stock has a stated maturity or is subject to any sinking fund or mandatory redemption. Voting Rights. Holders of the Series D Preferred Stock have 0.25 votes per share on all matters submitted to a stockholder vote. The Series D Preferred Stock will vote as a single class with our common stock on all such matters. Other than the voting rights of the Series D Preferred Stock described in the preceding sentences, holders of the Series D, G and I Preferred Stock will not have any voting rights, except as set forth below. Whenever dividends on any shares of any of the Series D, G and I Preferred Stock shall be in arrears for six or more quarterly periods (a "Preferred Dividend Default"), the holders of shares of such series (voting separately as a class with all other series of preferred stock ranking on a parity with such shares as to dividends or upon liquidation ("Parity Preferred") upon which like voting rights - 3 -

have been conferred and are exercisable) will be entitled to vote for the election of a total of two additional members of our board of directors (the "Preferred Stock Directors"), and the number of directors on the board of directors shall increase by two, at a special meeting called by the holders of record of at least 20% of the shares of such series or any other series of Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on such shares for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. If and when all accumulated dividends and the dividend for the then current dividend period on the Series D, G and I Preferred Stock, as applicable, shall have been paid in full or set aside for payment in full, the holders thereof shall be divested of the foregoing voting rights (subject to revesting in the event of each and every subsequent Preferred Dividend Default) and, if all accumulated dividends and the dividend for the then current dividend period have been paid in full or set aside for payment in full on all series of Parity Preferred upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the board of directors shall decrease by two. Any Preferred Stock Director may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series D, G or I Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred upon which like voting rights have been conferred and are exercisable). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by the written consent of the Preferred Stock Directors remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series D, G or I Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall each be entitled to one vote per director on any matter. So long as any shares of Series D, G and I Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the applicable series Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class with all series of Parity Preferred upon which like voting rights have been conferred and are exercisable), (a) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to the Series D, G and I Preferred Stock, as applicable, with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of our authorized capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (b) amend, alter or repeal the provisions of our charter, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the Series D, G and I Preferred Stock, as applicable; provided, however, with respect to the occurrence of any Event set forth in (b) above, so long as the Series D, G and I Preferred Stock, as applicable, remains outstanding with the terms thereof materially unchanged, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the applicable series and, provided further, that any increase in the amount of the authorized preferred stock, including the Series D, G and I Preferred Stock, or the creation or issuance of any additional Series D, G and I Preferred Stock or other series of preferred stock, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series D, G and I Preferred Stock, as applicable with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of - 4 -

Series D, G and I Preferred Stock, as applicable, shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption. Conversion None of the Series D, G and I Preferred Stock is convertible into or exchangeable for any other of our property or securities. Certain Provisions of our Charter and Maryland Law We may be dissolved if our board of directors, by resolution adopted by a majority of our entire board of directors, declares the dissolution advisable and directs that the proposed dissolution be submitted for consideration at either an annual or special meeting of stockholders. Dissolution will occur once it is approved by the affirmative vote of holders of shares of stock entitled to cast a majority of all the votes entitled to be cast on the matter. Our charter grants our board of directors the power to authorize the issuance of additional authorized but unissued shares of common stock and preferred stock. Our board of directors may also classify or reclassify unissued shares of common stock or preferred stock and authorize their issuance. Our charter also provides that, to the extent permitted by the Maryland General Corporate Law, our board of directors may, without any action by the stockholders, amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. We believe that these powers of our board of directors provide increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. Nonetheless, our board of directors could authorize the issuance of a class or series that could delay, defer or prevent a change of control or other transaction that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders. Restrictions on Ownership and Transfer To maintain our REIT qualification under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, no group of five or fewer individuals can own, actually or constructively, more than 50% in value of our issued and outstanding stock at any time during the last half of a taxable year, which we refer to as the 5/50 Test. Additionally, at least 100 persons must beneficially own our stock during at least 335 days of a taxable year (determined without reference to any rules of attribution). To assist us in meeting these tests, our charter provides that no person other than persons who were our stockholders as of November 3, 1999 or persons exempted by our board of directors may beneficially or constructively own more than 9.8% of our capital stock, by value or number of shares, whichever is more restrictive; these provisions constitute the Ownership Limit. Our board has granted a waiver to UBS Financial Services to own up to 15% of the outstanding shares of our common stock on behalf of clients. Each person who is a beneficial or constructive owner of shares of stock and each person, including the stockholder of record, who is holding shares of stock for a beneficial or constructive owner must provide us in writing any information with respect to direct, indirect and constructive ownership of shares of stock as our board of directors deems reasonably necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT, to determine our qualification as a REIT, and to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance. Any issuance or transfer of shares of our stock that would result in (1) us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code, (2) our stock being beneficially - 5 -

owned by fewer than 100 persons, determined without reference to any rules of attribution, or (3) us otherwise failing to qualify as a REIT, shall be void and the intended transferee shall acquire no rights in such shares of our stock. Shares of our stock issued or transferred that would cause any stockholder to own more than the Ownership Limit or cause us to be "closely held" within the meaning of Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT, which stockholder we refer to as a Prohibited Owner will be automatically transferred, without action by the Prohibited Owner, to a trust for the exclusive benefit of one or more charitable beneficiaries that we select, and the Prohibited Owner will not acquire any rights in the shares of such stock. Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of the transfer causing a violation. If the transfer to the trust would not be effective for any reason to prevent a stockholder from owning more than the Ownership Limit or cause us to be "closely held" within the meaning of Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT, then the transfer of that number of shares necessary to cause such ownership or failure will be void and the intended transferee shall acquire no rights in such shares of our stock. The trustee of the trust shall be appointed by us and must be independent of us and the Prohibited Owner. The Prohibited Owner shall have no right to receive dividends or other distributions with respect to, or be entitled to vote, any stock held in the trust. Any dividend or other distribution paid prior to the discovery by us that excess stock has been transferred to the trust must be paid by the recipient of the dividend or other distribution to the trustee for the benefit of the charitable beneficiaries, and any dividend or other distribution authorized but unpaid shall be paid when due to the trust for the benefit of the charitable beneficiaries. The trust shall have all dividend and voting rights with respect to the shares of stock held in the trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution so paid to the trust shall be held in trust for the charitable beneficiary. Within 60 days after the latest of (i) the date of the transfer which resulted in the transfer to the charitable trust and (ii) the date our board of directors determines in good faith that a transfer resulting in the transfer to the charitable trust has occurred, the trustee will sell the stock held in the trust to a person whose ownership of the shares will not violate the ownership limitations set forth in our charter. Upon such sale, any interest of the charitable beneficiary in the stock sold shall terminate and the trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the charitable beneficiary as follows. The Prohibited Owner shall receive the lesser of (a) the price paid by the Prohibited Owner for the excess stock (or if no value was given for such shares held by the charitable trust, the Market Price (as defined in our charter) on the day of the event causing the shares to be held by the trust, and (b) the price received by the trustee from the sale or other disposition of the stock held in the trust. Any net sale proceeds in excess of the amount payable to the Prohibited Owner shall be paid to the charitable beneficiary. Shares of our stock held by the charitable trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such shares held by the trust (or, in the case of a devise, gift or other transaction in which no value was given for such shares held by the trust, the Market Price at the time of such devise, gift or other transaction) and (ii) the Market Price of the shares of our stock to which such shares held by the trust relates on the date we, or our designee, accepts such offer. We shall have the right to accept such offer until the trustee has sold the shares of our stock held in the charitable trust. Upon such a sale, the interest of the charitable beneficiary in the shares of stock sold shall terminate and the trustee shall distribute the net proceeds of the sale to the purported record transferee of such shares. If any of the foregoing restrictions on transfer of our shares held by the trust are determined to be void or invalid, then the purported record transferee of such shares may be deemed, at our option, to have acted as our agent in acquiring such shares and to hold such shares on our behalf. These restrictions on ownership and transfer will not apply to our stock if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT. - 6 -

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change of control of us that might involve a premium price for shares of our stock or otherwise be in the best interest of our stockholders. Business Combinations Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation's outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must generally be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted business combinations between us and any other person and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any person as described above. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the supermajority vote requirements and other provisions of the statute. We cannot assure you our board of directors will not opt to be subject to such business combination provisions in the future. However, an alteration or repeal of the resolution described above will not have any effect on any business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal. If our board of directors opts back into the business combination statute, the business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. Control Share Acquisitions The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by the affirmative vote of two- thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (i) a person who makes or proposes to make a control share acquisition; (ii) an officer of the corporation; or (iii) an employee of the corporation who is also a director of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one - 7 -

of the following ranges of voting power: (a) one-tenth or more but less than one-third; (b) one-third or more but less than a majority; or (c) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A "control share acquisition" means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions. A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an "acquiring person statement" as described in the MGCL), may compel the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders' meeting. If voting rights are not approved at the meeting or if the acquiring person does not deliver an "acquiring person statement" as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition. The control share acquisition statute does not apply to (i) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (ii) acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the control share acquisition statute any acquisitions by any person of shares of our stock. There is no assurance that such provision will not be amended or eliminated at any time in the future. Subtitle 8 Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:  a classified board;  a two-thirds vote requirement for removing a director;  a requirement that the number of directors be fixed only by vote of the directors;  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of class of directors in which the vacancy occurred; and  a majority requirement for the calling of a special meeting of stockholders. We have not elected to be subject to any of the provisions of Subtitle 8. Moreover, our charter provides that, without the affirmative vote of a majority of the votes cast on the matter by our - 8 -

stockholders entitled to vote generally in the election of directors, we may not elect to be subject to any of the provisions of Subtitle 8. Advance Notice of Director Nominations and New Business Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of other business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors or (iii) by a stockholder who is a stockholder of record as of the record date for the meeting, at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice provisions set forth in our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (i) by or at the direction of our board of directors or (ii) provided that the meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record as of the record date for the meeting, at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions set forth in our bylaws. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders. Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders, including restrictions on ownership and transfer of our stock and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, if we were to opt into the business combination provisions of the MGCL, or if our stockholders were to approve our election to be subject to a classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects. Limitations of Liability and Indemnification of Directors and Officers The Maryland General Corporation Law (the "MGCL") permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL. Our charter obligates us to indemnify (i) our directors and officers, whether serving us, or at our request, any other entity, to the full extent required or permitted by the MGCL, as currently or hereafter in effect, including the advance or reimbursement of reasonable expenses as incurred (including reasonable attorney's fees) under the procedures and to the full extent permitted by law and (ii) other employees and agents to the extent authorized by our board of directors or our bylaws and - 9 -

permitted by law. Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made or is threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer and at our request, serves or has served as a director, officer, trustee, member, manager or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity. Our Bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of us or a predecessor of us. The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. Exclusive Forum Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for: (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a claim of breach of any duty owed by us or by any director or officer or other employee to us or to our stockholders; (c) any action asserting a claim against us or any director or officer or other employee arising pursuant to any provision of the Maryland General Corporation Law or our charter or bylaws; or (d) any action asserting a claim against us or any director or officer or other employee that is governed by the internal affairs doctrine shall be the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division. This forum selection provision may limit the ability of stockholders of our company to obtain a judicial forum that they find favorable for disputes with our company or our directors, officers, employees, if any, or other stockholders. Transfer Agent and Registrar The transfer agent and registrar for our common stock and preferred stock is Computershare Trust Company, N.A. - 10 -